RESTRICTED STOCK AGREEMENT

         THIS AGREEMENT, made as of this ____ day of _________________, ____, by and between Southwestern Energy Company, a corporation (the "Company") and _______________________ (the "Grantee").

                                   WITNESSETH:

         WHEREAS, the Grantee is now serving as an officer or key employee of the Company and the Company desires to afford the Grantee the opportunity to acquire, or enlarge, the Grantee's stock ownership in the Company so that the Grantee may have a direct proprietary interest in the Company's success;

         NOW, THEREFORE, in consideration of the covenants and agreement herein contained, the parties hereto hereby agree as follows:

1.       Grant of Restricted Stock

         The Company hereby grants to the Grantee, subject to the terms and conditions herein set forth, the right to receive from the Company _____ shares of Restricted Stock ($.10 par value) of the Company to be issued from treasury shares separate and apart from the Southwestern Energy Company 1993 Stock Incentive Plan.

2.       Definitions

         a. "Change in Control" shall mean the occurrence of any of the following:

                           (i) any  "person"  (as such term is used in  Sections
                  13(d) and 14(d) of the Exchange Act, an "Acquiring Person") becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any employee benefit plan sponsored or maintained by the Company (or any trustee of such plan acting as trustee);

                           (ii) the Company's  stockholders approve an agreement
                  to merge or consolidate the Company with another corporation (other than a corporation 50% or more of which is controlled by, or is under common control with, the Company);

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                           (iii) any individual who is nominated by the Board of
                  Directors for election to the Board of Directors on any date fails to be so elected as a direct or indirect result of any proxy fight or contested election for positions on the Board;

                           (iv) a "change in control" of the Company of a nature
                  that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act occurs; or

                           (v) a majority  of the Board  determines  in its sole
                  and absolute discretion that there has been a Change in Control of the Company or that there will be a Change in Control of the Company upon the occurrence of certain specified events and such events occur.

         b. "Committee" shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, however, that the Committee shall at all times consist of two or more persons, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act.

         c. "Company" shall mean Southwestern Energy Company, an Arkansas corporation, and each of its Subsidiaries.

         d.       "Company Stock" shall mean the common stock of the Company.

         e. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         f. "Issue Date" shall mean the date established by the Committee on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms hereof.

         g. "Person" shall mean a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act.

         h. "Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms hereof and which is subject to the restrictions set forth herein for so long as such restrictions continue to apply to such share.

         i. "Securities Act" shall mean the Securities Act of 1933, as amended.

         j.       "Vesting  Date"   shall  mean  the  date  established  by  the
                  Committee on which a share of Restricted Stock or Phantom Stock may vest.

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

3.       Term and Restrictions

         (a)  Issue Date and Vesting Date

         The Issue Date of the Restricted Stock granted hereunder shall be the effective date of this agreement. Except as provided in Sections 3(c) and 3(f), stock certificates representing the shares of Restricted Stock granted hereunder shall be issued in accordance with Section 3(d) hereof. Such shares shall vest ratably over a three year period from the date hereof (the "Vesting Dates"). Except as provided in Sections 3(c) and 3(f), and provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 3(b) hereof are satisfied, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 3(c) hereof shall cease to apply to such share.

         (b)  Conditions to Vesting

         Except for  continuation  of employment with the Company as provided in
Section 3(f) hereof, there are no conditions to the vesting of the shares of Restricted Stock granted hereunder.

         (c)  Restrictions on Transfer Prior to Vesting

         Prior to the vesting of a share of Restricted Stock, no transfer of Grantee's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Grantee, and the transfer shall be of no force or effect.

         (d)  Issuance of Certificates

         (1) Except as provided in Sections 3(c) or 3(f) hereof, reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Grantee to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificates shall bear the following legend:

                  The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in an Agreement entered into between the registered owner of such shares and Southwestern Energy Company. A copy of the Agreement is on file in the office of the Secretary of Southwestern Energy Company, 1083 Sain Street, Fayetteville, Arkansas 72703.

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

Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms hereof.

         (2) Each certificate issued pursuant to Section 3(d)(1) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be deposited by the Company with a custodian designated by the Company. The Company shall cause such custodian to issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

         (e)  Consequences Upon Vesting

         Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 3(c) hereof shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests pursuant to the terms hereof, the Company shall cause to be issued and delivered to the Grantee, a certificate evidencing such share, free of the legend set forth in
Section 3(d)(1) hereof, together with any other property of the Grantee held by the custodian pursuant to Section 4(b) hereof.

         (f)  Effect of Termination of Employment

         In the event that the employment of the Grantee with the Company shall terminate for any reason prior to the vesting of shares of the Restricted Stock, all shares of Restricted Stock granted to the Grantee hereunder which have not vested as of the date of such termination shall immediately be forfeited.

         (g)  Effect of Change in Control

         Upon the occurrence of a Change in Control, all shares of Restricted Stock granted hereunder which have not theretofore vested, or been canceled or forfeited pursuant to any provision hereof or of the Plan, shall immediately vest.

4.       Adjustment Upon Changes in Company Stock

         (a)  Outstanding Restricted Stock

         Unless the Committee in its absolute discretion otherwise determines, any securities or other property (including dividends paid in cash) received by Grantee with respect to a share of Restricted Stock, the Issue Date with respect to which occurs prior to such event, but which has not vested as of the date of such event, as a result of any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or otherwise will not vest until such share of Restricted Stock vests, and shall be promptly deposited with the custodian

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

designated pursuant to Paragraph 3(d)(2) hereof. The Committee has determined that the right to receive cash dividends paid on the shares of Restricted Stock shall vest on the Issue Date.

         The Committee may, in its absolute discretion, adjust the grant of shares of Restricted Stock made hereunder, provided the Issue Date has not occurred as of the date of the occurrence of any of the following events, to reflect any dividend, stock split, reverse stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of Grantee under the grant.

         (b)  No Other Rights

         Except as expressly provided herein, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Company Stock subject to the Restricted Stock granted hereunder.

5.       Rights as a Shareholder

         The Grantee shall have no rights as a stockholder with respect to any shares of Company Stock covered by or relating to the Restricted Stock granted hereunder until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 4 hereof, no adjustment to the Restricted Stock shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

6.       No Special Employment Rights; No Right To Restricted Stock

         Nothing contained herein shall confer upon Grantee any right with respect to continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of Grantee from the rate in existence on the date hereof. The grant of the Restricted Stock hereunder shall neither require or prevent the granting of any subsequent Restricted Stock to Grantee or any other person.

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

7.       Securities Matters

         (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or this Agreement or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to this Agreement unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange and any other securities exchange on which shares of Company Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of shares make such agreements and representations, and that such certificates bear such legends as the Committee, in its sole discretion, deems necessary or desirable.

8.       Withholding Taxes

         (a)  Cash Remittance

         Whenever shares of Company Stock are to be issued upon the occurrence of the Issue Date or the Vesting Date and whenever dividends are paid in respect of non-vested shares of restricted stock, the Company shall have the right to require the Grantee to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such occurrence prior to the delivery of any certificate or certificates for such shares.

         (b)  Stock Remittance

         Subject to Section 8(d) hereof, at the election of the Grantee, subject to the approval of the Committee, when shares of Company Stock are to be issued upon the occurrence of the Issue Date or the Vesting Date, in lieu of the remittance required by Section 8(a) hereof, the Grantee may tender to the Company a number of shares of Company Stock determined by such Grantee, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise and not greater than the Grantee's estimated total federal, state and local tax obligations associated with such exercise.

         (c)  Stock Withholding

         The Company shall have the right, when shares of Company Stock are to be issued upon the occurrence of the Issue Date or the Vesting Date, in lieu of requiring the remittance required by Section 8(a) hereof, to withhold a number of such shares, the Fair Market Value of which at

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

the exercise date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such occurrence and is not greater than the Grantee's estimated total federal, state and local tax obligations associated with such exercise.

         (d)  Timing and Method of Elections

         Notwithstanding any other provisions hereof, if the Grantee is subject to Section 16(b) of the Exchange Act, the Grantee may not make the election described in Section 8(b) hereof prior to the expiration of six months after the date of this Agreement, except in the event of the death or Disability of the Grantee. If the Grantee is subject to Section 16(b) of the Exchange Act, the Grantee may not make such election other than (i) during the 10-day window period beginning on the third business day following the date of release for publication of the Company's quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date or (ii) at least six months prior to the date such election is made. Such election shall be irrevocable and shall be made by the delivery to the Company's principal office, to the attention of its Secretary, of a written notice signed by the Grantee.

9.       Transfers Upon Death

         No transfer by will or the laws of descent and distribution of the Restricted Stock granted hereunder, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of this Agreement that are or would have been applicable to the Grantee and to be bound by the acknowledgments made by the Grantee in connection with the grant of the Restricted Stock.

10.      Failure to Comply

         In addition to the remedies of the Company elsewhere provided for herein, failure by the Grantee (or beneficiary) to comply with any of the terms and conditions of this Agreement, unless such failure is remedied by the Grantee (or beneficiary) within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of the Restricted Stock, in whole or in part as the Committee, in its absolute discretion, may determine.

11.      Applicable Law

         Except to the extent preempted by any applicable federal law, this Agreement will be construed and administered in accordance with the laws of the State of Arkansas, without reference to the principles of conflicts of law.

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

12.      Notices

         Any notice hereunder to the Company shall be addressed to it at its office, P. O. Box 1408, Fayetteville, AR 72702-1408: Attention: Secretary, and any notice hereunder to Grantee shall be addressed to the Grantee at __________________________________________. Either party may designate at any time hereafter in writing some other address.


         IN WITNESS WHEREOF, Southwestern Energy Company has caused this Agreement to be executed by its undersigned duly authorized officer as of the ____ day of ____________, ____.

                                       SOUTHWESTERN ENERGY COMPANY


ATTEST:   (Seal)                       By: _____________________________________
                                           President and Chief Executive Officer


By: _______________________________
        Senior Vice President

                                           _____________________________________
                                                        (Grantee)





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